UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date Of Report (Date of Earliest Event Reported) September 23, 2009

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-32647	76-0362774
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Underwriting Agreement

On September 23, 2009, ATP Oil & Gas Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule 1 of the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 5,300,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Underwriters were also granted an option to purchase up to an additional 795,000 Shares. The offering of the Shares (the “Public Offering”) was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-159614) filed with the Securities and Exchange Commission on May 29, 2009, as amended by a pre-effective amendment filed on June 9, 2009. The Underwriting Agreement contains customary representations, warranties and covenants as well as customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Public Offering closed on September 29, 2009. The issue price of each Share was $18.50. The Company received net proceeds from the Public Offering of approximately $93.4 million, after deducting Underwriters’ discounts of approximately $4.4 million and other offering expenses.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Purchase Agreement

On September 23, 2009, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers named in Schedule A of the Purchase Agreement (collectively, the “Initial Purchasers”) to sell 1,250,000 shares of the Company’s 8.00% Convertible Perpetual Preferred Stock, par value $0.001 per share and liquidation preference of $100 per share (the “Convertible Preferred Stock”), in accordance with a private placement (the “Private Placement”) conducted pursuant to Rule 144A under the Securities Act. The Initial Purchasers were also granted an option to purchase up to an additional 350,000 shares of Convertible Preferred Stock. The material terms of the Convertible Preferred Stock issued in the Private Placement are described below in Item 3.02.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 regarding the Purchase Agreement is hereby incorporated by reference into this Item 3.02. On September 29, 2009, the Company completed a private placement of 1,400,000 shares of the Company’s Convertible Preferred Stock, to be resold to a group of qualified institutional buyers pursuant to the Rule 144A under the Securities Act. The private placement included 150,000 shares of Convertible Preferred Stock issued upon the exercise of the Initial Purchasers’ option to purchase additional shares of Convertible Preferred Stock. The Convertible Preferred Stock was sold pursuant to the terms of Purchase Agreement and the issue price of each share of Convertible Preferred Stock was $100. The Company received net proceeds from the private placement of approximately $135.5 million, after deducting Initial Purchasers’ discounts of approximately $4.2 million and other offering expenses.

Pursuant to the Statement of Resolutions Establishing the Convertible Preferred Stock (the “Statement of Resolutions”), each share of Convertible Preferred Stock is convertible, at the holders option, into a number of shares of the Company’s common stock equal to the liquidation preference of $100 divided by the conversion price, which is initially $22.20 per share and is subject to specified adjustments. This results in an initial conversion rate of approximately 4.5045 shares of common stock per share of Convertible Preferred Stock. Based on the initial conversion price, approximately 6,306,300 shares of Common Stock would be issuable upon conversion of all of the outstanding shares of the Convertible Preferred Stock.

The annual dividend on each share of Convertible Preferred Stock is $8.00 and is payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1, commencing on January 1, 2010, when, as and if declared by the Company’s board of directors. No dividends will accrue or accumulate prior to September 29, 2009. The Company may, at its option, pay dividends in cash, common stock or any combination thereof.

Except as required by law or the Company’s Restated Articles of Incorporation, holders of the Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for six quarterly periods (whether or not consecutive). Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

At any time on or after October 1, 2014, the Company may at its option cause all outstanding shares of the Convertible Preferred Stock to be automatically converted into common stock at the then-prevailing conversion price, if the closing sale price of the Company’s common stock exceeds 150% of the then-prevailing conversion price for a specified period prior to the conversion.

If a holder elects to convert shares of Convertible Preferred Stock upon the occurrence of certain specified fundamental changes, the Company may be obligated to deliver an additional number of shares above the applicable conversion rate to compensate the holder for lost option value.

Item 3.03.	Material Modification to Rights of Security Holders.

In addition, pursuant to the Statement of Resolutions setting forth the preferences, qualifications, limitations, restrictions and rights of the Convertible Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Convertible Preferred Stock. These restrictions are more fully set forth in the Statement of Resolutions described in Item 5.03 and attached as Exhibit 3.1 to this Current Report on Form 8-K, the terms of which are incorporated into this Item 3.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Items 3.02 and 3.03 is hereby incorporated by reference. The Statement of Resolutions, which authorizes a total of 1,600,000 shares of 8% Convertible Preferred Stock, was filed with the Secretary of State of the State of Texas on September 29, 2009 and was effective upon filing.

Item 8.01.	Other Events.

On September 23, 2009, the Company issued a press release announcing pricing of the Public Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 23, 2009, the Company issued a press release announcing pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On September 29, 2009, the Company issued a press release announcing consummation of the transactions contemplated in the Public Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

On September 29, 2009, the Company issued a press release announcing consummation of the transactions contemplated in the Private Placement. A copy of the press release is attached as Exhibit 99.4 hereto to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement dated September 23, 2009 among the Company, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several Underwriters named therein.

3.1	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock of ATP Oil & Gas Corporation.

4.1	Form of Stock Certificate for 8.00% Convertible Perpetual Preferred Stock.

10.1	Purchase Agreement dated September 23, 2009 among the Company, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several Initial Purchasers named therein.

99.1	Press Release dated September 23, 2009 (Public Offering).

99.2	Press Release dated September 23, 2009 (Private Placement).

99.3	Press Release dated September 29, 2009 (Public Offering).

99.4	Press Release dated September 29, 2009 (Private Placement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP OIL & GAS CORPORATION

Date: September 29, 2009	By:	/s/ ALBERT L. REESE JR.
Albert L. Reese Jr.
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement dated September 23, 2009 among the Company, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several Underwriters named therein.

3.1	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock of ATP Oil & Gas Corporation.

4.1	Form of Stock Certificate for 8.00% Convertible Perpetual Preferred Stock.

10.1	Purchase Agreement dated September 23, 2009 among the Company, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the several Initial Purchasers named therein.

99.1	Press Release dated September 23, 2009 (Public Offering).

99.2	Press Release dated September 23, 2009 (Private Placement).

99.3	Press Release dated September 29, 2009 (Public Offering).

99.4	Press Release dated September 29, 2009 (Private Placement).